Exhibit 99.2

LEASE AGREEMENT

This Lease Agreement (“Lease”) made and entered into this the  8th day of September , 2003, by and between Herrstromer Properties, LLC, a North Carolina Corporation (“Landlord”) and Metromedia International Group, Inc., a corporation organized and existing under the laws of the State of Delaware(“Tenant”).  Each person or entity listed above under the definition of “Tenant” is jointly and severally liable for all obligations of Tenant under this Lease.

W I T N E S S E T H

That for and in consideration of the mutual agreement of the parties, including the rental agreed to be paid by Tenant to Landlord, Landlord leases and demises to Tenant, and Tenant leases, demises, and rents from Landlord the Premises on the terms and conditions set out in this Lease :

1.                                       Basic Lease Provisions:

DEVELOPMENT (“Development”):  8000 Tower Point Drive, Charlotte NC 28227

The Development contains 10,000 square feet of gross leasable area.

PREMISES (“Premises”):  That space, known as Suite N/A containing 10,000 square feet of gross leasable area on the 1st  floor of the building known as 8000 Tower Point Dive  (the “Building”) as such Premises are shown on the floor plan attached as Exhibit A.

PERMITTED USES:  General office / Storage.

SECURITY DEPOSIT:  One Month’s Rent

LEASE TERM:  Five (5) years beginning October 1, 2003 or as provided in Section 7 below (“Commencement Date”) and expiring on September 30, 2008.

RENT:  $85,000 per annum; $ 7,083.33 per month as may be increased and decreased subject to the Lease Rider.

BROKER:	Crosland Commercial and T. Arey & Company

Address of Tenant:	8000 Tower Point Drive
Charlotte NC 28227
Attention: Harold F. Pyle III

Address for Rental & Other Payments to:	Herrstromer Properties
8012 Tower Point Drive
Charlotte NC 28227

ACH Banking Instructions:

Correspondence to:	Herrstromer Property
8012 Tower Point Drive
Charlotte NC 28227

LEASE RIDER:  A Lease Rider of 1 page is attached and made a part of this Lease and labeled Exhibit D.  2.  Description of Leasehold Premises.  The Premises this day leased, demised and rented are identified in paragraph 1 hereof and are located as shown upon the sketch of the Development (or portion thereof) which is attached hereto and incorporated herein as Exhibit A.  The number of square feet of gross leasable area contained in the Premises is set forth in paragraph 1.

3.                                       Use:  Tenant shall use the Premises solely for the purposes described in paragraph 1 (the “Permitted Use”).

4.                                       Common Areas.  Tenant and its employees, agents, customers, invitees, and licensees are also granted the right, in common with others, to the non-exclusive use of such of the areas (the “Common Areas”) as are from time to time designated as “Common Areas” by Landlord.  These areas shall include the facilities in the Development which are designated for the general use, in common, of the occupants of the Development and, to the extent the same are provided, the parking areas, sidewalks, roadways, loading platforms, ramps and landscaped areas.

5.                                       Tenant’s Acceptance of Premises.  Neither the Landlord nor its agents have made any representations with respect to the Premises, the building or the land upon which it is erected, except as expressly set forth herein and no rights, easements, or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.  The taking of possession of the Premises by Tenant shall be conclusive evidence that the Tenant accepts the same “as is,” that all obligations imposed upon Landlord under Lease have been fully performed and that the Premises were in good condition at the time possession was taken.

6.                                       Landlord’s Work and Tenant’s Work.  Landlord, at its cost, shall construct upon and provide to the Premises for use and occupancy by Tenant such items of work, material and fixtures as may be identified as “Landlord’s Work” on Exhibit B which is attached hereto and incorporated herein by reference, and Tenant, at its cost, shall provide such items of work, material and fixtures as may be identified as “Tenant’s Work” on said Exhibit B.

7.                                       Lease Term.  The term of this Lease (the “Lease Term”) shall be the period specified in paragraph 1 hereof and shall begin on the Commencement Date.  The Commencement Date shall be the  date shown in paragraph 1 or provided that by such date the Landlord has completed the Landlord’s Work in accordance with the plans and specifications as described in Exhibit B with the exception of a minor punch list  and the Tenant has inspected the Premises and has given written notice to the Landlord (the “Tenant Satisfaction Notice”) that it is satisfied with the Landlord’s Work, such acceptance shall not be unreasonably withheld.  .  In the event that the Landlord has not completed the Landlord’s Work and the Tenant has not issued the Tenant’s Satisfaction Notice by the date shown in paragraph 1 above, the Commencement Date shall be the earlier of (i) ten (10) days from the date the Tenant has issued the Tenant’s Satisfaction Notice or  (ii) the date on which Tenant takes possession of the Premises.  If the Commencement Date has not occurred for any reason whatsoever by  November 15, 2003, , this Lease shall  be voidable by the Tenant as its sole discretion and the  Landlord shall return to the Landlord the full amount of the rent and security deposit paid by the Tenant.  However, if Landlord should be delayed in such completion as a result of Tenant’s request for materials or installations other than Landlord’s standard or as a result of Tenant’s changes in plans, then the Commencement Date (and the payment of Rent hereunder) shall be accelerated by the number of days of such delay. In addition, if Landlord does not receive an executed copy of the lease agreement by September 8th then the rent commencement shall be accelerated by the number of days of such delay.

If the Premises are vacant prior to the Commencement Date, Tenant shall have the right, at its own risk, to enter upon the Premises for the purpose of taking measurements therein, setting up office equipment and relevant telecommunications  and for any other reasonable purpose permitted by Landlord; provided, however, that such entry shall not interfere with any work being done by or on behalf of Landlord, and Tenant shall indemnify Landlord against any loss or liability arising therefrom.  In addition, Tenant shall be responsible for any damage to the premises from its contractors entering the space and such damage shall not be considered a factor in the Landlords delivery of the space to the Tenant or with regard to the Tenants satisfactions letter with regard to Landlords work.

8.                                       Rent; When Paid.  Tenant shall pay to Landlord in equal monthly installments the Rent which is set forth in paragraph 1 hereof as adjusted as provided in this Lease (the “Rent”), without notice, demand, set-off or deduction.

The Rent shall be paid in equal monthly installments as shown in paragraph 1 hereof (as may be adjusted as herein provided) in advance on or before the first day of the month for which said amounts are paid (or in any lump sum if so provided under this Lease); however, if the Lease Term shall commence or end on a day other than the first day of the calendar month, the rental for the portions of a month as the beginning and end of the term shall be prorated and paid in advance. All amounts due but unpaid after the fifth (5th) day of each month shall be subject to a late charge of the greater of $125.00 or 5% of the payment due.

9.                                       See Exhibit “D” Lease Rider

10.                                 Address of Landlord and Tenant; Notices.  All Rent to be paid hereunder (as adjusted pursuant to said paragraph 8), all other sums to be paid by Tenant to Landlord and all written communications by Tenant to Landlord shall be given to Landlord at the address shown in paragraph 1 herein or to such other person, firm or corporation and at such other place as shall be designated by Landlord by written notice to Tenant.

All written communications by Landlord to Tenant shall be given at the Premises unless a different address has been specified in paragraph 1, in which case such written communications shall be delivered to the address specified.

All notices required under this Lease shall be in writing, signed by the party giving such notice and transmitted by certified mail, postage prepaid, and shall be deemed given when deposited in the United States Mail addressed to the Tenant or Landlord as set forth above, or upon actual delivery to such party at the addresses specified in paragraph 1 or at another specified address.

11.                                 Landlord’s and Tenant’s Services, Maintenance and Responsibilities.

(a)                                  Landlord’s Services, Maintenance and Responsibilities.  Landlord shall provide (or cause to be provided) or be responsible for the following:

(1) Payment prior to delinquency of all governmental impositions, levies, fees, taxes, assessments or charges of every kind and nature whatsoever which are levied, assessed or imposed against the Development, or any portion thereof, or by reason of Landlord’s ownership and operation of the Development and its receipt of rent therefrom including, without limitation, real estate taxes; any other tax on rents or real estate; water, sewer and all other governmental exactions from time to time, directly or indirectly, assessed or imposed upon the Development and/or the portion of the land upon which it is situated, including all costs and fees paid or incurred by Landlord in contesting, or in negotiating with the public authorities as to the amount of such assessments, charges, or taxes or the basis upon which the same shall be assessed; and dues or assessments paid to any property owners’ association of which Landlord and/or the Development is a member;

(2) Insurance in connection with the Development, including, without limitation, any liability insurance or extended coverage; personal injury, death and property damage insurance; fire, theft or other casualty insurance

(3) Repairs upon the roof and exterior walls of the Premises within ten (10) business days  following receipt of written notice from Tenant of the need for any such repairs and  if the Landlord  fails to so repair the roof and exterior walls of the building to the satisfaction of the Tenant then within five (5) business days after so advising the Landlord in writing the Tenant may accomplish the required work and subtract the cost thereof from the installment of Rent next coming due.  If Tenant performs work, it must be completed in a good workman like manner by a licensed contractor. Tenant shall be liable for any work that is performed.

(4) Maintenance, repair or replacement of plate glass, window glass and exterior doors, if the necessity therefore shall be the result of Landlord’s negligence or the negligence of any agent, employee or contractor of Landlord.

(5) Installation of fire extinguishers and other safety equipment in compliance with the recommendations of Landlord’s insurance carriers and their ratemaking bodies.

Landlord shall not be obligated to furnish any services or utilities other than those stated above.  If Landlord elects to furnish services or utilities requested by Tenant, in addition to those listed above, Tenant shall pay to Landlord the actual charges for such services and utilities within ten (10) days after billing.  If Tenant fails to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any and all of such additional services.  No such discontinuance of any service shall result in any liability of Landlord to Tenant or be considered an eviction or a disturbance of Tenant’s use of the Premises.

Landlord shall have no liability or responsibility to Tenant for loss or damage should the furnishing of any of the utilities and services as herein provided be prohibited or stopped for repairs, alterations or improvements or by reason of causes beyond Landlord’s control including, without limitation, accidents, strikes, lockouts or orders or regulations of the federal, state or municipal government.

(b)                                 Tenant’s Maintenance and Responsibilities.  Tenant shall be responsible for the following:

(1) Operation, management and maintenance of the Common Areas of the Development in good order and repair, including but not limited to landscaping, , removal of snow, trash and refuse, pest control, lights, payment for utilities, water, electricity and gas which are not separately metered or assessed for specific tenants, operation of maintenance equipment and furnishing of reasonable services and supplies for the non-exclusive use of all tenants in the Development.  The Tenant shall be responsible for parking lot and driveway repair and upkeep only in the event the parking lot and driveway have been damaged through the negligence of the Tenant.

(2) Arranging and paying for all electricity, gas, heating, lighting, water, sewer and other utilities to serve the Premises;

(3) Arranging and paying for telephone service in the Premises;

(4) Customary cleaning and janitorial services in the Premises;

(5) Maintenance of the interior of the Premises in good repair and condition, maintaining and replacing, where necessary, all equipment and machinery constituting fixtures including without limitation all electrical lighting fixtures, installations (including bulbs, fluorescent tubes, ballasts and wiring) and plumbing fixtures and installations;

(6) Maintenance, in good order and repair, of the heating, air conditioning and other mechanical installations (“HVAC”) within or serving the Premises, which maintenance shall include Tenant’s keeping in force at Tenant’s cost and expense, a standard maintenance agreement (with a reputable contractor reasonably satisfactory to Landlord) on all HVAC and providing a copy of such maintenance agreement to Landlord and which maintenance agreement shall require all inspections necessary to keep all manufacturer’s warranties in full force and effect including without limitation semi-annual inspections of the HVAC and semi-annual certifications delivered to Landlord by the inspecting company that the HVAC is in good repair; notwithstanding anything to the contrary contained herein, the Tenant’s total out-of-pocket expenses related to the maintenance and repair of the HVAC shall not exceed $1000 year for each year of the Lease Term and the Tenant shall be permitted to subtract the actual cost of such repair and maintenance exceeding the $1000 per annum maximum from the installment of Rent next coming due.

(7) Repair or replacement of all plate glass, window glass and exterior doors unless the necessity therefore shall be the result of Landlord’s negligence or the negligence of any agent, employee or contractor of Landlord;

(8) Payment promptly when due of all taxes imposed upon Tenant’s business and all personal property of Tenant used in connection therewith; and

(9) Increases in premiums on insurance carried by Landlord to the extent that such increases are connected to Tenant’s use of the Premises or the Development and payment of such increases to Landlord.

If Tenant fails to replace or repair equipment or other installations in or about the Premises as above provided, then within five (5) business days  after advising Tenant in writing as to the necessity therefore, Landlord may accomplish the required work and add the cost thereof to the installment of Rent next coming due.

Landlord shall not be responsible for the maintenance, repair or replacement of any systems which are located within the Premises and are supplemental or special to the building’s standard systems, whether installed pursuant to a work letter or otherwise, or for any floor or wall coverings in the Premises.  The cost of performing any maintenance, repair or replacement necessitated by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or by the failure of Tenant to perform its obligations under this Lease, shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord with regard to the damage necessitating such repairs.

12.                                 Alterations.  Tenant shall effect no alteration to the Premises without the prior written consent of Landlord which shall not be unreasonably withheld.  Any alteration or improvement made within the Premises which results in any damage to the floor, ceiling or outside walls of the Premises shall be removed and repaired by Tenant at the request of Landlord and in any event at the termination of the Lease.  Except as otherwise provided, all alterations, improvements and additions to the Premises shall remain thereon at the termination of the Lease and shall become the property of Landlord unless Landlord shall notify Tenant to remove same, in which latter event Tenant shall comply to the end that the Premises shall be restored to the same condition in which they were found prior to the commencement of work resulting in the alterations, improvements and additions.

13.                                 Furniture and Fixtures.  Tenant may install furniture and fixtures within the Premises at Tenant’s sole expense and the same shall remain Tenant’s property if Tenant removes such furniture and fixtures prior to the expiration of the Lease.  If the removal or installation of such furniture and fixtures results in any damage to the Premises, Tenant shall repair same to the end that the Premises shall be restored to the condition in which they were found immediately prior to the installation, normal wear and tear excepted.

Any trade fixtures not removed by Tenant at the expiration or an earlier termination of the Lease shall become, at Landlord’s sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto.  Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any dock levelers; (d) any carpeting or other permanent floor coverings; (e) any paneling or other wall coverings; (f) plumbing fixtures and equipment; or (g) permanent shelving.

14.                                 Covenants.  Tenant covenants with and for the benefit of Landlord:

(a) To comply with all requirements of any state or federal statute or local ordinance or regulation applicable to Tenant or its use or occupancy of the Premises (including without limitation the Americans with Disabilities Act and the implementing regulations relating thereto) and to save Landlord harmless from penalties, fines, costs, expenses or damages resulting from failure to do so.

(b) To give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises and the Common Areas.

(c) To keep the Premises sufficiently heated to prevent freezing of water in pipes and fixtures.

(d) To keep the outside areas immediately adjoining the Premises clean and free from ice and snow, and not to burn, place or permit any rubbish in such areas.

(e) To keep the Premises clean, orderly, sanitary, and free from objectionable odors and from insects, vermin, and other pests.

(f) To conduct its business in the Premises in all respects in a diligent and dignified manner, to refrain from using any sales promotion device or practice that would tend to mislead or deceive the public or, directly or indirectly, detract from or impair the reputation or dignity of the Development.

(g) To comply with any and all reasonable rules and regulations of Landlord in connection with the Premises, the Building or the Development which are in effect at the time of the execution of this Lease or which may be from time to time promulgated by Landlord acting reasonably.

(h) To  comply with the recommendations of Landlord’s insurance carriers and their ratemaking bodies with respect to maintenance of fire extinguishers and other safety equipment installed by the Landlord .

(i) To pay promptly to Landlord all Rent and all other charges due to Landlord pursuant to the terms of this Lease before the same shall become delinquent.

(j) To keep the Premises in good condition and repair and to deliver the Premises to Landlord at the end of the term of this Lease in as good condition as they were when received by Tenant, excepting only normal wear and tear.

(k) To operate a business in the Premises engaged only in the Permitted Uses shown in paragraph 1.

(l) To refrain from doing each and every one of the following:

(1) Using the Premises in any manner which, in Landlord’s reasonable opinion, is or may be harmful to the buildings or disturbing to other tenants in the Development;

(2) Pasting or otherwise affixing any merchandise or any advertising material closer than twelve (12) inches to the interior side of any window or door;

(3) Placing any machines, equipment or materials of any kind outside of the confines of the Premises;

(4) Permitting, allowing or causing to be used in or about the Premises or other portions of the Development any phonographs, radios, public address systems, sound production or reproduction devices, mechanical or moving display devices, motion picture or television devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices or any similar advertising media or devices, the effect of which shall be visible or audible from the exterior of the Premises;

(4) Causing or permitting any noxious, disturbing or offensive odors, fumes or gases, or any smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Premises;

(5) Permitting any act to be performed or any practice to be adopted or followed in or about the Premises which, in Landlord’s opinion, may detract from or impair the reputation of the Development;

(6) Causing or suffering to be done, any act, matter or thing objectionable to insurance companies whereby any hazard insurance or any other insurance now in force or hereafter to be placed on the Development or on any part thereof may become void or be suspended, or whereby the insurance premiums payable by Landlord, or by any tenant of Landlord, may be increased;

(7) Conducting any auction, fire, bankruptcy, selling out or going out of business sale on or about the Premises;

(8)  Attaching any awning, antenna, or other projection to the roof or the outside walls of the Premises or the building of which the Premises are a part;

(9) Committing or suffering to be committed by any person any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Development or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Development;

(10) Soliciting business for itself, or permitting its licensees, concessionaires, or subtenants to solicit business in the parking or other Common Areas and distributing handbills or other advertising matter in or on automobiles parked in parking areas or in other Common Areas.

Excepting only office supplies and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) customarily used in facilities such as the Building, and then only used, stored (but not any bulk storage), transported, and disposed of strictly in accordance with all applicable laws, regulations and manufacturer’s recommendations), the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property.

15.                                 Tenant’s Signs and Advertising.  Tenant, at its expense, may furnish and install, prior to the opening of its business, and maintain at a location on the exterior of the Premises designated by Landlord an identification sign of such design, content, form and material as shall be approved by Landlord in writing prior to installation.  Otherwise, Tenant shall install no other exterior signs or other decorations on the Premises.

16.                                 Landlord’s Privileges.  In addition to the other rights and privileges of Landlord herein or by law granted, Landlord shall have the following rights and privileges:

(a) To go upon and inspect the Premises at any reasonable time following reasonable notice to Tenant and at Landlord’s option make repairs, alterations and additions thereto or to other portions of the Development, which right, in the event of an emergency, shall include the right of Landlord to forcibly enter said Premises without rendering Landlord or Landlord’s agents or employees liable for unnecessary damages caused thereby.

(b) To install, maintain, use and repair pipes, ducts, conduits, vents and wires leading in, through, over or under the Premises.

(c) To display “For Rent” signs within the Premises at prominent locations and, through Landlord or those persons authorized by Landlord, to show the Premises to prospective tenants at reasonable times and upon reasonable notice at any time within the last six (6) months of the term of this Lease.

17.                                 Damages to Premises.  If the Premises are damaged or destroyed by fire, storm, Act of God, war, riot, unavoidable accident, public enemy or other casualty to an extent greater than twenty percent (20%) of the replacement cost thereof or the damage cannot reasonably be repaired within one hundred twenty (120) days, Landlord reserves the right of either terminating this Lease or restoring the Premises.  Tenant is to be advised in writing by Landlord within a period of forty-five (45) days after said damage or destruction whether Landlord has elected to terminate the Lease or to repair and restore the Premises to the condition above set forth.  If the Landlord elects to repair and restore the Premises, such work will be done as speedily and as soon as practicable.  During the time required for repairing and restoring the Premises as aforesaid, to the extent that the same are rendered untenantable, the Rent shall abate on a per diem basis in proportion to that portion of the Premises rendered untenantable.  If the Premises, or any part thereof, should be damaged by fire, storm, war, riot, Act of God, unavoidable accident, public enemy or other casualty to an extent that is less than twenty percent (20%) of the replacement cost and the damage can be repaired within one hundred twenty (120) days, Landlord shall, to the extent that the same is covered by insurance, repair such damage and the Rent shall not be abated.  If by reason of any such event, the Premises shall be rendered untenantable in part, Landlord shall speedily and as soon as practicable after such destruction repair and restore the Premises to the condition in which they were prior to such damage or destruction and during the time required for repairing or restoring, the Rent shall abate on the portion of the Premises rendered untenantable.

Notwithstanding the above, if the Premises are damaged or destroyed by a casualty not covered by Landlord’s insurance, or if damage to the Premises is suffered during the last two (2) years of the then-current term of this Lease and the damage is sufficiently extensive to result in the entire suspension of Tenant’s business, however temporary, or if the proceeds of any insurance are not made available by a beneficiary in a deed of trust in the Premises to the Landlord, then Landlord at its option may elect not to repair the Premises and upon so notifying Tenant in writing this Lease shall terminate as of the date on which the damage occurred.

18.                                 Eminent Domain.  If more than twenty percent (20%) of the floor area of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then either party hereto shall have the right to terminate this Lease effective on the date physical possession is taken by the condemning authority or private purchaser.

If less than twenty percent (20%) of the floor area of the Premises is taken for any public or quasi-public use in said manner, this Lease shall not terminate.  However, in the event any portion of the Premises is taken and the Lease not terminated, the Rent specified herein shall be reduced during the unexpired term of this Lease in proportion to the area of the Premises so taken.  Any such reduction shall be effective on the date physical possession is taken by the condemning authority or private purchaser.

Any election to terminate this Lease following condemnation or private purchase shall be evidenced by written notice of termination delivered to the other party not later than fifteen (15) days after the date on which physical possession is taken by the condemning authority or purchasing party and shall be deemed effective as of the date of said taking.  If, however, the Lease is not terminated following a partial condemnation, Landlord shall promptly make all necessary repairs or alterations to the Development which are required by the taking.

All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) whether for the whole or a part of the Premises, shall be the property of the Landlord, whether such award is compensation for damages to Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant’s fixtures and other property within the Premises if a separate award for such items is made to Tenant.

19.                                 Default.

(a)                                  The occurrence of any of the following events shall constitute a default (hereinafter sometimes called “event(s)” of default) by Tenant and a breach of this Lease:

(1) Failure of Tenant to pay Rent or any other charge or sum to be paid to Landlord by Tenant as contained and provided herein and such failure is not cured within five (5) days following receipt of written notice thereof;

(2) Failure by Tenant to comply with any of the rules, regulations, agreements, covenants, terms and conditions contained or referred to herein (other than the failure to pay Rent and other sums of money) for a period of fifteen (15) days after receipt of written notice of the default; provided, however, that in the event of any default(s) not susceptible of being cured within such fifteen (15) day period, the time permitted Tenant to cure the default(s) shall be extended for as long as shall be reasonably necessary to cure such default(s) if the defaulting party commences promptly and proceeds diligently to cure such default(s); provided, always, that such period for curing any default shall not be so extended as to jeopardize the interest of the Landlord in the Premises or other property or so as to subject Landlord to any civil or criminal liabilities,

(3) Filing by or against Tenant in any court pursuant to any statute, either of the United States or of any state of a petition in bankruptcy or insolvency, or for reorganization, or for any arrangement or for appointment of a receiver or trustee of all or any portion of Tenant’s property, provided, that if the action or proceeding be against Tenant, the same shall not be an event of default if the petition shall be dismissed within thirty days after the commencement thereof,

(4) Dissolution or liquidation of Tenant, voluntary or involuntary, or the taking of possession of any of Tenant’s property by execution and levy or attachment; or

(5) Abandonment of the Premises by Tenant.

(b)                                 Upon the occurrence of an event of default and the failure to cure same as hereinabove provided, the Landlord shall have all rights and remedies allowed at law, in equity, by statute and otherwise and in addition the Landlord may give notice to Tenant at any time after said event of default stating that Tenant’s right to possession of the Premises shall expire on the date specified in such notice and upon the date specified in such notice all right of Tenant to possession of the Premises hereunder shall terminate, but Tenant shall remain liable as hereinafter provided.

(c)                                  Upon the expiration of Tenant’s possessory right pursuant to Section (b) of this paragraph, Tenant shall quit and peacefully surrender the Premises to the Landlord, and Landlord, upon or at any time after any such expiration, may re-enter the Premises without further notice and repossess them by force, summary proceedings, ejectment, or otherwise and may dispossess and remove Tenant and all other persons and property from the Premises and shall have, hold and enjoy the Premises and the right to receive all rental income therefrom.

(d)                                 At any time after the expiration of Tenant’s possessory right to the Premises, Landlord may re-let the Premises or any part thereof in the name of Landlord or otherwise for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its sole discretion, may determine, and may collect and receive the rent therefrom.  Landlord shall in no way be responsible or liable to Tenant for any failure to re-let the Premises or any part thereof, or for any failure to collect any rent due upon any such re-letting and Tenant’s liability shall not be affected or diminished in any respect by such failure.  In the event Landlord re-lets the Premises at a rental higher than that due from Tenant under the provisions hereof, Tenant shall not be entitled to share in any excess.  Landlord, at its option, may make such alterations, repairs and changes in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs and changes shall not operate or be construed to release Tenant from any liability.

(e)                                  The expiration of Tenant’s right to possession of the Premises shall not relieve Tenant of its liabilities hereunder and the obligations created hereby shall survive any such expiration.  In the event of such expiration, whether or not the Premises or any part thereof shall have been re-let, Tenant shall pay to Landlord the Rent required to be paid by Tenant up to the time of such expiration, and thereafter Tenant, until the end of the term of this Lease, shall be liable to the Landlord, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant’s default(s):  The equivalent of the amount of the Rent which would be payable under this Lease by Tenant if Tenant were still in possession, less the net proceeds of any re-letting effected pursuant to the provisions of Section (d) of this paragraph, after deducting all of Landlord’s expenses in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, reasonable attorney’s fees, alteration and repair costs and expenses of preparation for such re-letting.  Tenant shall pay such current damages, herein called “deficiency,” to Landlord monthly on the days on which the Rent is payable under the terms of this Lease, and Landlord shall be entitled to recover from Tenant each monthly deficiency as such deficiency shall arise.

At any time after any such expiration of Tenant’s possessory right to the Premises, Landlord at its option and as an alternative and in lieu of collection of damages as set forth above may demand as liquidated final damages for Tenant’s default(s), and Tenant shall pay to Landlord, an amount equal to the difference between the Rent payable hereunder for the unexpired portion of the Lease Term and the then fair and reasonable rental value of the Premises for the same period discounted at the rate of four percent (4%) per annum from the date of expiration of Tenant’s possessory right to the end of the term of the Lease.  Tenant shall also pay to Landlord all of Landlord’s expenses incurred in connection with any re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, reasonable attorney’s fees, alteration and repair costs, and expenses of preparation for re-letting.  If the Premises or any part thereof is re-let by Landlord for the unexpired term of this Lease or any part thereof, the amount of rent payable upon such re-letting shall be deemed to be the fair and reasonable rental value of the part or the whole of the Premises so re-let during the term of the reletting.

Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of such default an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved.

Any suit brought to collect the amount of the deficiency for any month shall not prejudice the right of Landlord to collect the deficiency for any subsequent month by a similar action.

(f)                                    Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided in any statute, or of the institution of legal proceedings to that end.  Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any right of redemption or re-entry or repossession or restoration of Tenant’s possessory rights hereunder in the event Tenant shall be dispossessed by a judgment or by action of any court or judge or in case of re-entry or repossession by Landlord as a result of Tenant’s default.  Landlord and Tenant, so far as permitted by law, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.

(g)                                 Any action taken by Landlord under this paragraph shall not operate as a waiver of any right Landlord would otherwise have against Tenant for breach of this Lease and Tenant shall remain liable to Landlord for any damages suffered by Landlord by reason of Tenant’s default or breach.

The Landlord shall also be entitled to enjoin any breach or threatened breach by Tenant of any of the agreements, covenants, terms and conditions contained in this Lease, and in the event of such breach shall have all rights and remedies allowed at law, in equity, by statute, or otherwise.  Any and all remedies referred to herein are considered cumulative and not exclusive.  Mention of particular remedies herein shall not prevent the parties from pursuing other remedies in law or equity in the event of breach or default.  If Landlord uses an attorney to collect Rent or other sums due hereunder or to exercise its rights or remedies under this Lease, Tenant shall pay Landlord’s reasonable attorneys’ fees to the extent allowed by applicable law.  In addition, Landlord shall be entitled to collect interest upon any unpaid Rent and other sums due to Landlord at the lesser of eighteen percent (18%) or the maximum rate permitted by law from Tenant from the due date until the earlier of the payment of such sums or the date of any judgment against Tenant for such sums due.

The terms “enter,” “re-enter,” or “re-entry,” as used in this Lease are not restricted to their technical legal meaning.

20.                                 Landlord’s Performance for Account of Tenant.  If Tenant shall continue in default in the performance of any of the covenants or agreements herein contained after the expiration of the time limit hereinabove set forth for the curing of said default(s), then Landlord may cure said default(s) on behalf of Tenant.  Any amount paid or expense or liability incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be Rent, and the same, together with the lesser of interest thereon at the rate of twelve percent (12%) per annum or the maximum interest rate allowed by law from the date upon which any such expense shall have been incurred, may be added, at the option of Landlord, to any Rent then due or thereafter falling due hereunder.  Nothing contained herein shall be construed to prevent Landlord from immediately collecting from Tenant by suit or otherwise, any such sums with interest.

21.                                 Indemnity and Insurance.  Tenant and its assignees and sublessees shall protect, defend, indemnify and save Landlord harmless from any and all claims, penalties, or demands, including court costs and reasonable attorney’s fees, whatsoever arising, directly or indirectly, out of or from Tenant’s use or occupancy of the Premises.  This indemnification shall survive the termination or expiration of the Lease.

Tenant shall keep in force, during this Lease Term or any renewal or extension thereof, Worker’s Compensation insurance and public liability insurance under the terms of a commercial general liability policy issued by a nationally recognized insurance company, satisfactory to Landlord, licensed to do business in the state in which the Premises are located, with such limits as may be reasonably requested by Landlord from time to time, but with minimum limits not less than $1,000,000.00 in single limit coverage.  Said policy shall name Landlord as an additional insured (and, if requested by Landlord, naming Landlord’s mortgagee as an additional insured) and provide that it shall not be canceled for any reason unless and until Landlord is given thirty (30) days’ notice in writing by the insurance company.  Said policy shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease.  All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days’ written notice to Landlord.  A Certificate of Insurance adding the Landlord (and others as required) as Additional Insured shall be issued as evidence of coverage, and deposited with Landlord upon occupancy of the Premises by Tenant and thereafter prior to each renewal date.  Landlord at its sole cost and expense shall maintain fire and extended coverage insurance on the Development as required by any lender holding a lien on the Development.

Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any injury to persons (including death) or loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

22.                                 Personal Property.  Tenant agrees that all personal property in the Premises shall be and remain at Tenant’s sole risk, and Landlord shall not be liable for any damage to, or loss of such personal property arising from any acts or omissions constituting negligence of any persons other than Landlord’s employees or from fire, or from the leaking of the roof, or from the bursting, leaking, or overflowing of water, sewer, or steam pipes, or from malfunctions of the heating, plumbing, or electrical systems, or from any other cause whatsoever; Tenant expressly agrees to indemnify and save Landlord harmless in all such cases.  All of Tenant’s and Landlord’s policies of fire and extended coverage insurance shall contain waiver of subrogation endorsements in favor of the other party and copies of same shall be delivered to a party upon request.

23.                                 Application of Payments Received from Tenant.  Landlord, acting in its sole discretion, shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligations of Tenant to Landlord regardless of the instructions of Tenant as to application of any sum whether such instructions be endorsed upon Tenant’s check or otherwise, unless otherwise agreed upon by both parties in writing.  The acceptance by Landlord of a check or checks drawn by others than Tenant shall in no way affect Tenant’s liability hereunder nor shall it be deemed an approval of any assignment of this Lease by Tenant.

24.                                 Assignment or Subletting.  Tenant shall not assign, mortgage, or encumber this Lease nor sublet or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord, which shall not be unreasonably withheld.  It is acknowledged and agreed that Landlord shall have the right to withhold its consent to any  such subletting to the extent that the intended use of the Premises by such subtenant is objectionable to Landlord or such subtenant does not have a substantiable net worth equal to or greater than that of the Tenant as of the date of the Lease. If this Lease is assigned by Tenant or if the Tenant sublets the Premises for rent in excess of the Rent payable hereunder, Tenant shall pay any such excess to Landlord.  If this Lease is assigned or if the Premises or any part thereof is sublet, or occupied other than by Tenant, Landlord, in the event of default by Tenant, may collect rent directly from the assignee, subtenant, or occupant and apply the amount collected to the Rent due from Tenant.  Such action by Landlord shall not constitute a waiver of this provision nor a release of Tenant from any obligation under this Lease.  The consent of Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the written consent of Landlord to any further assignment or subletting.  Any assignment or subletting under this Lease automatically cancels any options to extend the Lease Term which have been granted hereunder.

25.                                 Lien on Fixtures.  During the term of this Lease or any renewals or extensions thereof, Landlord shall have an express lien (in addition to statutory liens) for the payment of Rent and to secure full and complete performance of all the terms and conditions hereof upon all the trade fixtures, goods, stock in trade, and personal property of Tenant which shall have been or thereafter may be placed upon the Premises.  Tenant agrees upon request of Landlord to execute and deliver from time to time all documents necessary to perfect said lien.

26.                                 Mechanics’ Liens.  Tenant shall have no right to encumber or subject the interest of Landlord in the Premises to any mechanics’, materialmen’s, or other liens of any nature whatsoever, and upon the filing of any such lien, the failure of Tenant to have the same canceled promptly shall constitute a default and entitle Landlord at its option to take any action available by law or under this Lease.  Specifically but without limitation, if Tenant shall fail to discharge such lien promptly, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law.  If the Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at the maximum lawful rate.

27.                                 Estoppel Certificates.  Within ten (10) days after a request by the other party, each party shall execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent and other charges have been paid, and any other factual data relating to this Lease or the Premises which such party may reasonably request.

28.                                 Force Majeure.  Notwithstanding anything in this Lease to the contrary, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease to be performed by it if any failure of its performance shall be due to any strike, lockout, civil commotion, war, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service, Act of God, or any other cause whatever (including failure of Tenant to supply necessary data or instructions) beyond the reasonable control of Landlord, or the inability of Landlord to obtain financing satisfactory to Landlord, and the time for performance by Landlord shall be extended by the period of delay resulting from or due to any of said causes.

29.                                 Waiver.  It is understood and agreed that waiver by Landlord of any default or breach of any covenant, condition or agreement herein shall not be construed to be a waiver of that covenant, condition or agreement or of any subsequent breach thereof.  The acceptance of Rent by Landlord with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  No delay or omission of Landlord to exercise any right or power arising from any default on part of Tenant shall impair any such right or power, or shall be construed to be a waiver of any such default or acquiescence thereto.

30.                                 Warranty.  Landlord covenants, represents and warrants that it has the full right and authority to lease the Premises upon the terms and conditions herein set forth and that Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as it does not default in the performance of any of its agreements hereunder.

31.                                 Transfer of Landlord’s and Tenant’s Interest.  The term “Landlord” as used in this Lease means only (i) the owner or the mortgagee in possession for the time being of the land and Building or (ii) the owner of the lease (a) of the Building or (b) of the land and Building of which the Premises are a part so that in the event of any sale(s) of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale or the lessee of the building or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of the Landlord hereunder shall be limited to the equity of the Landlord in the Development in the event of a breach or the failure of Landlord to perform any of the terms, covenants, conditions and agreements of this Lease to be performed by Landlord.  In furtherance of the foregoing, the Tenant hereby agrees that any judgment it may obtain against Landlord as a result of the breach of this Lease as aforesaid shall be enforceable solely against the Landlord’s interest in the Development.

Any security given by Tenant to Landlord to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to the successor in interest to Landlord; and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

Landlord’s assignment, sale or transfer of the Lease or of any or all of its rights herein shall in no manner affect Tenant’s obligations hereunder.  Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord’s interest.

The Tenant upon giving written notice to the Landlord shall be permitted to assign this Lease to a subsidiary or affiliate of the Tenant. If Tenant does assign this contract, then the original Tenant named in this lease shall remain as a guarantor of all provisions of this lease document.

32.                                 Security Deposit.  Tenant shall deposit with Landlord the amount shown as the Security Deposit in paragraph 1 hereof to be held as collateral security for the payment of any rentals and other sums of money for which Tenant shall become liable to Landlord, and for the faithful performance by Tenant of all covenants and conditions herein contained.  If at any time during the Lease Term any of the Rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, then Landlord may, at its option, appropriate and apply any portion of said deposit to the payment of any such overdue Rent or other sum.  In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant.  Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said Security Deposit to the original sum deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.  Said deposit shall be returned to Tenant at the end of this Lease Term provided Tenant shall have made all such payments and performed all such covenants and agreements.

33.                                 Additional Instruments.  The parties agree to execute and deliver any instruments in writing, including a Memorandum of Lease suitable for recording, necessary to carry out any agreement, term, condition, or assurance in this Lease whenever occasion shall arise and request for such instrument shall be made.

34.                                 Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s), firm(s), or corporations(s) may require.

35.                                 Counterparts.  This Lease may be executed in counterparts, all of which taken together shall be deemed one original.

36.                                 Amendment and Modification.  This Lease embodies the full agreement of the parties and supersedes any and all prior understandings or commitments concerning the subject matter of this Lease.  Any modification or amendment must be in writing and signed by both parties.

37.                                 Binding Effect.  This Lease shall be binding upon and inure to the benefit of the parties hereto, their assigns, administrators, successors, estates, heirs and legatees respectively, except as herein provided to the contrary.

38.                                 Controlling Law.  This Lease and the rights of the Landlord and Tenant hereunder shall be construed and enforced in accordance with the law of the State of North Carolina.

39.                                 Partial Invalidity.  In the event that any part or provision of this Lease shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Lease which can be separated from the invalid, unenforceable provision shall continue in full force and effect.

40.                                 Captions.  The index, paragraph and marginal titles, numbers and captions contained in this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, modify, or describe the scope or intent of this Lease nor any provision herein.

41.                                 Subordination.  This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) as Landlord may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust.  Provided, however, in each case the holder of the mortgage or deed of trust shall agree that this Lease shall not be divested by foreclosure or other default proceedings hereunder so long as tenant shall not be in default under the terms of this lease beyond any applicable cure period set forth herein.  Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings.  Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this paragraph.

42.                                 Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal.  The “monthly” rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Rent payable during the final year immediately preceding such expiration.  Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence.

43.                                 Leasing Commission.  Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Crosland Commercial and T. Arey & Company (the “Broker”).  Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker.  Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker.

44.                                 Rules and Regulations.  Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and the Building.  A copy of Landlord’s current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit C.  Tenant shall abide by and actively enforce on all its employees, agents, invitees and licensees such regulations including without limitation rules governing parking of vehicles in designated portions of the Building.

45.                                 Evidence of Authority.  If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

.

46.                                 Lease Review.  The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

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IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above mentioned.

LANDLORD:

	By:	/S/ Mats Herrstromer
ATTEST:		President

Secretary

[CORPORATE SEAL]

TENANT:

	By:	/S/ Harold F. Pyle, III
ATTEST:		Senior Vice President

Secretary

[CORPORATE SEAL]

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

This 8th day of SEPTEMBER, 2003, personally came before me MATS HERRSTROMER, who, being by me duly sworn, says that he is             President of HERRSTROMER PROPERTIES, that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him, in behalf of said corporation by its authority duly given, and the said                                             acknowledged the said writing to be the act and deed of said corporation.

/S/ Lyndia Eudy Aydlett
Notary Public

[NOTARIAL SEAL]

My commission expires:

MARCH 5, 2007

STATE OF New York

COUNTY OF New York

This 5th day of September, 2003, personally came before me Harold F. Pyle, who, being by me duly sworn, says that he is CFO of Metromedia Intl. Group, that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him, in behalf of said corporation by its authority duly given, and the said CFO acknowledged the said writing to be the act and deed of said corporation.

/S/ Natalia Alexeeva
Notary Public

[NOTARIAL SEAL]

My commission expires:

01-11-2003

EXHIBIT B

LANDLORD’S WORK

Specifications for Improvements

TENNANT IMPROVEMENTS:		Tenant’s space will be built out per the attached drawing, labeled Exhibit A, and in conformance with Landlord’s standard specifications based on the following:

Tenant Improvements
	•	Office area to receive new carpet throughout using an allowance of $12.00 per yard.
	•	Office area to receive new paint throughout.
	•	Drywall will be added and deleted per the attached drawing.
	•	Existing tile in kitchen area will be replaced with new tile.
	•	Racks will remain in the warehouse area.
	•	Shower area will be completed.
	•	Acrylic lenses will replace the existing parawedge lenses in the light fixtures in the open area.
	•	Parawedge Lenses will be in the office area.
	•	All lights in fixtures will be working.
	•	The electrical drops in the open area will be removed.
	•	The HVAC will be serviced.

TENANTS’S WORK

None

EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants.

1.                                       The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed by the Tenant or used by Tenant or its employees for any other purpose than for ingress and egress.

2.                                       Toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed.

3.                                       The Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4.                                       In order to insure proper use and care of the Premises, neither the Tenant nor any employee, agent, contractor, licensee or invitee of the Tenant shall:

(a)                                  Keep animals or birds on the Premises.

(b)                                 Use Premises as sleeping apartments.

(c)                                  Maintain or utilize bicycles or other vehicles on the Premises.

(d)                                 Engage in or permit games of chance or any form of gambling or immoral conduct in or about the Premises.

(e)                                  Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

(f)                                    Allow any furniture, packages, or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to clean or rearrange occupancy of leased space.

(g)                                 Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, rest rooms, or any other part of the Building not leased to it.

(h)                                 Fasten any article, drill holes, drive nails or screws into walls, floors, doors or partitions, or otherwise mar or deface any of them by paint, paper or otherwise, unless written consent is first obtained from the Landlord, except for customary interior decorations.

(i)                                     Operate any machinery within the Building, except customary motor driven office equipment, such as dictaphones, calculators, electric typewriters, and the like.  Special electrical or other motor driven equipment used in the trade or profession of the Tenant may be operated only with the written consent of the Landlord.

(j)                                     Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

5.                                       The Landlord shall have the right to prohibit any advertising by the Tenant which, in Landlord’s opinion, tends to damage the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

6.                                       The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises.  Workman employed, designated or approved by the Landlord must be employed by Tenants for repairs, painting, material moving and other similar work that may be done on the Premises.

7.                                       The Landlord shall not be responsible for damage to furniture caused by janitor or any other servant personnel, nor for any loss of property from the Premises however occurring.  The

Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

8.                                       The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on termination of the lease, and reserves the right to require a deposit to insure their return at termination of the lease.  The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

11.         The Tenant shall not install in the Premises any metals safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.  Landlord hereby gives approval for Tenant to keep a safe on the premises. Such safe shall not be of a significant weight to damage or effect the floor loads of the building.

9.                                       Whenever used herein, the singular shall include the plural and the masculine the feminine and/or neuter as the context may indicate.

EXHIBIT D

LEASE RIDER

To the Lease by and between Herrstromer Properties, LLC , a                                  and Metro media International Group, Inc. dated September 8th, 2003:

1)                                      The rental rate will be increased annually by 3%. This increase is in lieu of any other CPI or operating costs pass through. The increase shall become effective on each anniversary of the Commencement Date.

2)                                      The rent payable by the Tenant will be reduced by $1,176 per month for the first six (6) months of occupancy starting on the Commencement Date.

3)                                      It is hereby understood that the Landlord will maintain possession of the rear portion of the warehouse area of the building for the fist six (6) months of this lease.  The portion of the building is approximately 2,400 square feet and is labeled Warehouse B on the attached Exhibit B.